   As filed with the Securities and Exchange Commission on May 30, 2001

                                                 Registration No. 333-58296

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--------------------------------------------------------------------------------

                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549

                              AMENDMENT NO. 1

                                    TO
                                    FORM S-3

                             REGISTRATION STATEMENT
                                     UNDER
                           THE SECURITIES ACT OF 1933

                      Insight Communications Company, Inc.
             (Exact name of Registrant as specified in its charter)

                Delaware                               13-4053502
        (State of incorporation)        (I.R.S. Employer Identification Number)
                               810 Seventh Avenue
                            New York, New York 10019
                                 (917) 286-2300
   (Address and telephone number of Registrant's principal executive offices)

                               Michael S. Willner
                     President and Chief Executive Officer
                      Insight Communications Company, Inc.
                               810 Seventh Avenue
                            New York, New York 10019
                                 (917) 286-2300
           (Name, address and telephone number of agent for service)
                  Copies of all communications and notices to:

                               Robert L. Winikoff
                                 Ira I. Roxland
                         Sonnenschein Nath & Rosenthal
                    1221 Avenue of the Americas, 24th Floor
                            New York, NY 10020-1089
                              Tel: (212) 768-6700
                              Fax: (212) 768-6800

   Approximate date of commencement of proposed sale to the public: From time to time after the effective date of this Registration Statement.

   If the only securities being registered on this form are being offered pursuant to dividend or interest reinvestment plans, please check the following box. [_]

   If any of the securities being registered on this form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, other than securities offered only in connection with dividend or interest reinvestment plans, check the following box. [X]

   If this form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [_]

   If this form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [_]

   If delivery of the prospectus is expected to be made pursuant to Rule 434, please check the following box. [_]

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

                                Explanatory Note

   This registration statement contains two forms of prospectus:

  . one to be used in connection with the offer and sale by the Registrant from time to time of shares of its Class A common stock, shares of its preferred stock in one or more series, its debt securities, which may consist of notes, debentures or other types of debt, warrants to purchase its Class A common stock, preferred stock or debt securities and rights to purchase its Class A common stock, preferred stock or debt securities (the "Shelf Prospectus"); and

  . one to be used in connection with the offer and sale by the selling stockholder from time to time of shares of Registrant's Class A common stock (the "Resale Prospectus").

   The complete Shelf Prospectus follows immediately. The complete Resale Prospectus follows the Shelf Prospectus.

++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++
+The information in this prospectus is not complete and may be changed. We may + +not sell these securities until the registration statement filed with the + +Securities and Exchange Commission is effective. This prospectus is not an + +offer to sell these securities and we are not soliciting offers to buy these +
+securities in any state where the offer or sale is not permitted.             +
++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++

                               [SHELF PROSPECTUS]

                    Subject to Completion--May 30, 2001

Prospectus                                                                [Logo]

                      Insight Communications Company, Inc.

                              Class A Common Stock
                                Preferred Stock
                                Debt Securities
                                    Warrants
                              Subscription Rights

                                 ------------

  This prospectus relates to our offer and sale from time to time of shares of our Class A common stock, shares of our preferred stock in one or more series, our debt securities, which may consist of notes, debentures or other types of debt, warrants to purchase our Class A common stock, preferred stock or debt securities and rights to purchase our Class A common stock, preferred stock or debt securities, in such amounts as shall result in an aggregate initial offering price for all securities of $500 million.

  We will provide specific terms of the securities offered pursuant to this prospectus in supplements to this prospectus. You should read this prospectus and any supplement carefully before you invest. This prospectus may not be used to sell these securities without a supplement.

  Our Class A common stock is quoted on The Nasdaq National Market under the
symbol "ICCI." On May   , 2001, the last reported sale price on The Nasdaq
National Market for our Class A common stock was $    .

  This investment involves risks. See "Risk Factors" on page 3.

  Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved these securities or determined if this prospectus is truthful or complete. It is illegal for any person to tell you otherwise.

                                     [Date]

                               Table of Contents

                              Page
                              ----
Summary.....................    1
Risk Factors................    3
Forward Looking Statements..    3
Use of Proceeds.............    3
Description of Securities...    4
Plan of Distribution........    8

                              Page
                              ----
Legal Matters...............   10
Experts.....................   10
Where You Can Find More
 Information................   10
About This Prospectus.......   11
Incorporation of Certain
 Documents by Reference.....   11

                                    SUMMARY

   The following summary does not contain all the information that may be important to you in making a decision to purchase the securities offered pursuant to this prospectus. For a more complete understanding of us and the securities offered pursuant to this prospectus, we encourage you to read the entire prospectus, the prospectus supplement and the documents incorporated by reference.

                                    Overview

   We are the eighth largest cable television system operator in the United States based on customers served. We currently serve approximately 1.4 million customers, 99% of which are concentrated in the four contiguous states of Indiana, Kentucky, Illinois and Ohio. In addition to its geographic concentration, our communications network is tightly-grouped, or "clustered," with approximately 95% of our customers served from thirteen headends after giving effect to the network upgrades expected to be substantially completed during 2001. As a result, the amount of capital necessary to deploy new and enhanced products and services is significantly reduced on a per home basis because of the large number of customers served by a single headened. A headend processes signals received for distribution to customers over our network. Clustering enables us to efficiently deploy a bundled suite of entertainment, information and communications services. This combination of geographic concentration and clustering has enabled us to lead the cable television industry in offering, under the Insight Digital brand, a complete bundle of interactive digital video, high-speed data access and telephone services. We are a public company and our Class A common stock is listed on The Nasdaq National Market under the symbol "ICCI." Our experienced senior management team and members of their families own, in the aggregate, over 15% of our common stock.

   Insight Midwest, L.P. is a partnership owned 50% by us and 50% by an indirect subsidiary of AT&T Broadband, LLC, which is a subsidiary of AT&T Corp. Insight Midwest owns systems serving approximately 1.3 million of our customers. Our 50% interest in Insight Midwest constitutes substantially all of our operating assets. We serve as the manager of all of Insight Midwest's systems. We also manage additional systems in Indiana and Kentucky owned by an affiliate of AT&T Broadband serving approximately 121,200 customers for which we receive a management fee equal to 3% of the gross revenues of those systems.

   As a result of our upgrade efforts, as of the end of 2000, we estimate that 94% of our customers (other than those served by our newly acquired Illinois systems) were passed by our upgraded network, which enables delivery of an advanced suite of entertainment, information and communications services, including our interactive digital video, high-speed data access and telephone services. Upon completion of our planned network upgrades during 2001, over 99% of our customers (other than customers served by the recently acquired Illinois systems) will be served by the upgraded network. We expect that the upgrade of the new Illinois systems will be completed during 2002.

   To facilitate delivery of telephone services, we have entered into a ten-year agreement with AT&T Broadband that will allow Insight Midwest to deliver to our customers local telephone service under the AT&T Digital brand. Under the terms of the agreement, Insight Midwest will lease for a fee certain capacity on our network to AT&T Broadband. Insight Midwest will provide certain services and support for which it will receive additional payments. The capital required to deploy telephone services over our networks will be shared, with AT&T Broadband responsible for switching and transport facilities. We believe that we will be able to achieve higher penetration levels by marketing our telephone services under the AT&T brand and leveraging AT&T's telephone expertise with our strong local presence and established customer relationships.

   Recognizing the opportunities presented by newly available products and services, the strength of our market characteristics and favorable changes in the regulatory environment, we deployed a strategy to become a competitive, full service provider of entertainment, information and communications services for the communities served by our networks. We intend to capitalize on our highly clustered cable television systems to economically upgrade the technological capabilities of our broadband networks in order to deploy enhanced new services.

   We believe that an integrated package of existing multi-channel video, new and enhanced products and services, such as interactive digital video, including video-on-demand or near video-on-demand, high-speed Internet access and telephone services, coupled with our commitment to locally focused customer service, will enhance our ability to acquire and retain customers in a competitive environment while increasing revenues per customer. To augment this growth, we will continue to seek strategic acquisitions that fit our clustering and operating strategy.

   Our principal offices are located at 810 Seventh Avenue, New York, New York 10019, and our telephone number is (917) 286-2300.

                               RISK FACTORS

   We are incorporating by this reference the section entitled "Risk Factors" which is set forth in Item 7 of our Annual Report on Form 10-K, as amended, for the year ended December 31, 2000.

                        FORWARD-LOOKING STATEMENTS

   Some of the information in this prospectus contains forward-looking statements that involve substantial risks and uncertainties. You can identify these statements by forward-looking words such as "may," "will," "expect," "anticipate," "believe," "estimate" and "continue" or similar words. You should read statements that contain these words carefully because they:

  .  discuss our future expectations;

  . contain projections of our future results of operations or of our financial condition; or

  .  state other "forward-looking" information.

   We believe it is important to communicate our expectations to our investors. However, there may be events in the future that we are not able to accurately predict or over which we have no control. The risk factors listed in the documents incorporated by reference, as well as any other cautionary language in this prospectus, provide examples of risks, uncertainties and events that may cause our actual results to differ materially from the expectations we describe in our forward-looking statements. You should be aware that the occurrence of the events described in these risk factors and elsewhere in this prospectus could have a material adverse effect on our business, operating results and financial condition.

                                USE OF PROCEEDS

   Except as otherwise described in the applicable prospectus supplement, the net proceeds from the sale of the securities offered pursuant to this prospectus will be added to our general funds and used for general corporate purposes, including, among other things, additions to working capital, repayment or redemption of existing indebtedness and financing of capital expenditures, joint ventures and/or strategic acquisitions. We continually evaluate potential acquisition candidates and intend to continue to pursue value-enhancing transactions in support of our acquisition strategy, but have not reached any agreements, commitments or understandings for any future acquisitions other than those arrangements, if any, as described in the prospectus supplement and the documents incorporated by reference. There can be no assurance that any additional acquisitions will be identified or completed.

                           DESCRIPTION OF SECURITIES

Capital Stock

 General

   Our authorized capitalization consists of 300,000,000 shares of Class A common stock, par value $.01 per share, 100,000,000 shares of Class B common stock, par value $.01 per share, and 100,000,000 shares of preferred stock, par value $.01 per share. As of February 28, 2001, 49,957,180 shares of Class A common stock and 10,226,050 shares of Class B common stock were outstanding. No shares of preferred stock were outstanding.

 Common Stock

   The rights of the holders of Class A and Class B common stock are substantially identical in all respects, except for their voting rights. Only members of our management and certain permitted transferees, as defined in our certificate of incorporation, may hold Class B common stock. Our agreement with Vestar Capital Partners III, L.P. further restricts eligible holders of Class B common stock. The Vestar agreement terminates at such time as Vestar's shares constitute less than 10% of the shares they held on July 26, 1999. Under our agreement with Vestar, we have agreed to issue additional shares of Class B common stock only to senior executives under an option plan, provided that the maximum number of shares that may be issued does not exceed 6% of the fully-diluted outstanding common stock and that the exercise price of the options are at fair market value. There is no limitation on who may hold Class A common stock. Holders of Class A common stock are entitled to one vote per share. Holders of Class B common stock are entitled to ten votes per share. Holders of all classes of common stock entitled to vote will vote together as a single class on all matters presented to the stockholders for their vote or approval, except as otherwise required by the Delaware General Corporation Law. Under Delaware law, the holders of each class of common stock are entitled to vote as a separate class with respect to any amendment to our certificate of incorporation that would increase or decrease the aggregate number of authorized shares of such class, increase or decrease the par value of such class, or modify or change the powers, preferences or special rights of the shares of such class so as to affect such class adversely. Our certificate of incorporation does not provide for cumulative voting for the election of our directors, with the result that stockholders owning or controlling more than 50% of the total votes cast for the election of directors can elect all of the directors.

   Subject to the dividend rights of holders of preferred stock, holders of both classes of common stock are entitled to receive dividends when, as and if declared by our board of directors out of funds legally available for this purpose. In the event of our liquidation, dissolution or winding up, the holders of both classes of common stock are entitled to receive on a pro rata basis any assets remaining available for distribution after payment of our liabilities and after provision has been made for payment of liquidation preferences to all holders of preferred stock. Holders of Class A and Class B common stock have no conversion or redemption provisions or preemptive or other subscription rights, except that in the event any shares of Class B common stock held by a member of the management group are transferred outside the management group, such shares will be converted automatically into shares of Class A common stock on a one-for-one basis.

 Preferred Stock

   The applicable prospectus supplement will describe the specific terms of any particular series of preferred stock for which this prospectus is being delivered.

   Our certificate of incorporation authorizes the issuance of 100,000,000 shares of blank check preferred stock having rights senior to our common stock. Our board of directors is authorized, without further stockholder approval, to issue preferred stock in one or more series and to fix the rights, preferences, privileges and restrictions thereof, including dividend rights, conversion rights, voting rights, redemption terms and liquidation preferences, and to fix the number of shares constituting any series and the designations of these series.

   The issuance of preferred stock may have the effect of delaying or preventing a change of control of our company. The issuance of preferred stock could decrease the amount of earnings and assets available for distribution to the holders of common stock or could adversely affect the voting power or other rights of the holders of common stock.

Debt Securities

   The applicable prospectus supplement will describe the specific terms of any particular series of debt securities for which this prospectus is being delivered.

   The debt securities will be our direct obligations and such obligations may be secured or unsecured indebtedness. Reference is made to the prospectus supplement for the following terms and other possible terms of each class or series of debt securities:

  . the classification, specific designation, aggregate principal amount, purchase price and denomination of the debt securities;

  .  any date of maturity, which may be fixed or extendible;

  . the interest rate or rates or the method by which the interest rate or rates will be determined, if any;

  . the dates on which any interest will be payable, the right, if any, to extend or defer the interest period and the duration of extensions or deferrals;

  . any repayment, redemption, prepayment or sinking fund provisions and any provisions related to the purchase of debt securities at the option of the holders;

  . whether the debt securities will be issuable in global form, and, if so, the identity of the depositary, or in registered and/or bearer form and, if bearer securities are issuable, any restrictions applicable to the exchange of one form for another and to the offer, sale and delivery of bearer securities;

  . the terms, if any, on which debt securities may be converted into or exchanged for Class A common stock or other securities or for cash, any specific terms relating to the adjustment of the conversion or exchange terms, and the period during which debt securities may be so converted or exchanged;

  .  the subordination provisions, if any, relating to the debt securities;
     and

  . any other specific terms of the debt securities, including any additional events of default or covenants provided for with respect to debt securities, and any terms which may be required by or advisable under applicable laws or regulations.

   We may issue our debt securities under one or more indentures and each indenture will be dated on or before the issuance of the debt securities to which it relates. Additionally, each indenture will be in the form filed as an exhibit to a Form 8-K. We will enter into each indenture with a trustee and the trustee for each indenture may be the same. The indenture will be subject to, and governed by, the Trust Indenture Act of 1939, as amended.

Warrants

   We may issue warrants to purchase our Class A common stock, preferred stock or debt securities. These warrants may be issued independently or together with any other security offered hereby. We will issue each series of warrants under a separate warrant agreement to be entered into between us and a warrant agent. The warrant agent will act solely as our agent in connection with the warrants of such series and will not assume any obligation or relationship of agency for or with holders or beneficial owners of warrants.

   The applicable prospectus supplement will describe the specific terms of any warrants for which we are delivering pursuant to this prospectus, including the aggregate number of such warrants, the issue price or prices of the warrants, the designation and terms of the underlying Class A common stock, preferred stock or debt securities, the exercise date and expiration date for such warrants and any other terms of such warrants, including terms, procedures and limitations relating to the exchange and exercise of such warrants.

Subscription Rights

   We may issue to our stockholders rights to purchase our Class A common stock, preferred stock or debt securities. These rights may be issued independently or together with any other security offered hereby and may or may not be transferable by the stockholder receiving the rights in the rights offering. In connection with any rights offering, we may enter into a standby underwriting arrangement with one or more underwriters pursuant to which such underwriter will purchase any securities remaining unsubscribed for after the rights offering.

   The applicable prospectus supplement will describe the specific terms of any rights offering for which this prospectus is being delivered, including the following:

  .  the exercise price for the rights;

  .  the number of rights issued to each stockholder;

  .  the extent to which the rights are transferable;

  . any other terms of the rights, including terms, procedures and limitations relating to the exchange and exercise of the rights;

  . the date on which the right to exercise the rights shall commence, and the date on which the right shall expire;

  . the extent to which the right includes an over-subscription privilege with respect to unsubscribed securities; and

  . if applicable, the material terms of any standby underwriting arrangement entered into by us in connection with the rights offering.

Limitations on Liability

   As permitted by Delaware law, our certificate of incorporation provides that our directors shall not be personally liable to us or our stockholders for monetary damages for breach of fiduciary duty as a director, except for liability:

  . for any breach of the director's duty of loyalty to us or our stockholders;

  . for acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law;

  . under Section 174 of the Delaware General Corporation Law, relating to unlawful payment of dividends or unlawful stock purchases or redemption; or

  . for any transaction from which the director derives an improper personal benefit.

   As a result of this provision, we and our stockholders may be unable to obtain monetary damages from a director for breach of his or her duty of care.

   Our certificate of incorporation and by-laws provide for the indemnification of our directors and officers, and, to the extent authorized by the board of directors in its sole and absolute discretion, employees and agents, to the fullest extent authorized by, and subject to the conditions set forth in Delaware law, except that we will indemnify a director or officer in connection with a proceeding or part thereof, initiated by such person, only if the proceeding or part thereof was authorized by our board of directors. The indemnification provided under our certificate of incorporation and by-laws includes the right to be paid the expenses, including attorneys' fees, in advance of any proceeding for which indemnification may be had, provided that the payment of these expenses, including attorneys' fees, incurred by a director, officer, employee or agent in advance of the final disposition of a proceeding may be made only upon delivery to us of an undertaking by or on behalf of the director, officer, employee or agent to repay all amounts so paid in advance if it is ultimately determined that the director or officer is not entitled to be indemnified.

   Under our by-laws, we have the power to purchase and maintain insurance on behalf of any person who is or was one of our directors, officers, employees or agents, against any liability asserted against the person or incurred by the person in any such capacity, or arising out of the person's status as such, and related expenses, whether or not we would have the power to indemnify the person against such liability under the provisions of Delaware law.

Delaware Anti-Takeover Law

   We are subject to the provisions of Section 203 of Delaware law. Section 203 prohibits publicly held Delaware corporations from engaging in a business combination with an interested stockholder for a period of three years after the date of the transaction in which the person became an interested stockholder, unless:

  . prior to the business combination our board of directors approved either the business combination or the transaction which resulted in the stockholder becoming an interested stockholder; or

  . upon consummation of the transaction which resulted in the stockholder becoming an interested stockholder, such stockholder owned at least 85% of our outstanding voting stock at the time such transaction commenced, excluding for the purpose of determining the number of shares outstanding those shares owned by our officers and directors and by employee stock plans in which employee participants do not have the right to determine confidentially whether shares held subject to the plan will be tendered in a tender or exchange offer; or

  . at or subsequent to such time the business combination is approved by our board of directors and authorized at an annual or special meeting of our stockholders, and not by written consent, by the affirmative vote of at least 66 2/3% of our outstanding voting stock which is not owned by the interested stockholder.

   A business combination includes mergers, asset sales and other transactions resulting in a financial benefit to the interested stockholder. Subject to certain exceptions, an interested stockholder is a person who, together with affiliates and associates, owns, or within three years did own, 15% or more of the corporation's voting stock. These provisions could have the effect of delaying, deferring or preventing a change of control of us or reducing the price that certain investors might be willing to pay in the future for our securities.

Transfer Agent and Registrar

   The transfer agent and registrar for our Class A common stock is The Bank of New York, a New York banking corporation.

                              PLAN OF DISTRIBUTION

   We may sell any of the securities offered pursuant to this prospectus in any one or more of the following ways from time to time: (i) through agents; (ii) to or through underwriters; (iii) through dealers; or (iv) directly to purchasers. The prospectus supplement with respect to any securities offered pursuant to this prospectus will set forth the terms of the offering of such securities, including the name or names of any underwriters, dealers or agents; the purchase price of the securities offered pursuant to this prospectus and the proceeds to us from such offering; and any underwriting discounts and commissions or agency fees and other items constituting underwriters' or agents' compensation and any discounts or concessions allowed or reallowed or paid to dealers and any securities exchange on which such securities may be listed.

   The distribution of the securities offered pursuant to this prospectus may be effected from time to time in one or more transactions at a fixed price or prices, which may be changed, at market prices prevailing at the time of such sale, at prices related to such prevailing market prices or at negotiated prices.

   Offers to purchase securities offered pursuant to this prospectus may be solicited by agents designated by us from time to time. Any such agent involved in the offer or sale of the securities offered pursuant to this prospectus will be named, and any commissions payable by us to such agent will be described, in the applicable prospectus supplement. Unless otherwise indicated in such prospectus supplement, any such agent will be acting on a reasonable best efforts basis for the period of its appointment. Any such agent may be deemed to be an underwriter, as that term is defined in the Securities Act of 1933, of the securities offered pursuant to this prospectus so offered and sold.

   If securities offered pursuant to this prospectus are sold by means of an underwritten offering, we will execute an underwriting agreement with an underwriter or underwriters at the time an agreement for such sale is reached, and the names of the specific managing underwriter or underwriters, as well as any other underwriters, and the terms of the transaction, including commissions, discounts and any other compensation of the underwriters and dealers, if any, will be set forth in the applicable prospectus supplement. If underwriters are used in the sale of the securities offered pursuant to this prospectus in respect of which this prospectus is delivered, the securities offered pursuant to this prospectus will be acquired by the underwriters for their own account and may be resold from time to time in one or more transactions, including negotiated transactions, at fixed public offering prices or at varying prices determined by the underwriter at the time of sale. Securities offered pursuant to this prospectus may be offered to the public either through underwriting syndicates represented by managing underwriters or directly by the managing underwriters. If any underwriter or underwriters are used in the sale of the securities offered pursuant to this prospectus, unless otherwise indicated in the prospectus supplement, the underwriting agreement will provide that the obligations of the underwriters are subject to certain conditions precedent and that the underwriters with respect to a sale of securities offered pursuant to this prospectus will be obligated to purchase all such securities of a series if any are purchased.

   If a dealer is used in the sales of the securities offered pursuant to this prospectus in respect of which this prospectus is delivered, we will sell such securities to the dealer as principal. The dealer may then resell such securities to the public at varying prices to be determined by such dealer at the time of resale. Any such dealer may be deemed to be an underwriter, as such term is defined in the Securities Act, of the securities offered pursuant to this prospectus so offered and sold. The name of the dealer and the terms of the transaction will be set forth in the prospectus supplement relating thereto.

   Offers to purchase securities offered pursuant to this prospectus may be solicited directly by us and the sale thereof may be made by us directly to institutional investors or others, who may be deemed to be underwriters within the meaning of the Securities Act with respect to any resale thereof. The terms of any such sales will be described in the prospectus supplement relating thereto.

   Agents, underwriters and dealers may be entitled under relevant agreements to indemnification or contribution by us against certain liabilities, including liabilities under the Securities Act.

   Agents, underwriters and dealers may be customers of, engage in transactions with or perform services for us and our subsidiaries in the ordinary course of business.

   If so indicated in the applicable prospectus supplement, we may authorize agents, underwriters or dealers to solicit offers by certain types of institutions to purchase securities offered pursuant to this prospectus from us at the public offering prices set forth in the applicable prospectus supplement pursuant to delayed delivery contracts providing for payment and delivery on a specified date or dates in the future. A commission indicated in the applicable prospectus supplement will be paid to underwriters, dealers and agents soliciting purchases of securities offered pursuant to this prospectus pursuant to any such delayed delivery contracts accepted by us.

                                 LEGAL MATTERS

   The validity of the securities covered by this prospectus will be passed upon by Sonnenschein Nath & Rosenthal, New York, New York prior to the issuance of such securities.

                                    EXPERTS

   The consolidated financial statements of Insight Communications Company, Inc. appearing in Insight Communications Company, Inc.'s Annual Report (Form 10-K/A-2) for the year ended December 31, 2000 and the financial statements of Insight Communications of Central Ohio, LLC appearing in Insight Communications Company, Inc.'s Current Report on Form 8-K/A-1 dated January 5, 2001, have been audited by Ernst & Young LLP, independent auditors, as set forth in their reports thereon included therein and incorporated herein by reference. Such financial statements are incorporated herein by reference in reliance upon such reports given on the authority of such firm as experts in accounting and auditing.

   The combined financial statements of the AT&T Insight Midwest Systems as of December 31, 2000 and 1999 and for the years ended December 31, 2000 and for the period from March 31, 1999 to December 31, 1999 ("New Insight") and for the period from January 1, 1999 to February 28, 1999 ("Old Insight"), have been incorporated by reference in this prospectus and elsewhere in the registration statement in reliance upon the reports of KPMG LLP, independent public accountants, incorporated by reference herein, and upon the authority of said firm as experts in accounting and auditing.

   The KPMG report dated October 11, 2000 contains an explanatory paragraph that states that effective March 9, 1999, AT&T Corp., the owner of the assets comprising New Insight, acquired Tele-Communications, Inc., the owner of the assets comprising Old Insight, in a business combination accounted for as a purchase. As a result of the acquisition, the combined financial information for the periods after the acquisition is presented on a different basis than that for period before the acquisition and, therefore, is not comparable.

   The consolidated financial statements of InterMedia Capital Partners VI, L.P. incorporated in this prospectus by reference to Amendment No. 1 to the Current Report on Form 8-K of Insight Communications Company, Inc., dated January 5, 2001, have been so incorporated in reliance on the report of PricewaterhouseCoopers LLP, independent accountants, given on the authority of said firm as experts in auditing and accounting.

                      WHERE YOU CAN FIND MORE INFORMATION

   We have filed a registration statement on Form S-3 with the SEC relating to the securities offered pursuant to this prospectus. This prospectus does not contain all of the information set forth in the registration statement and the exhibits and schedules to the registration statement. Statements contained in this prospectus as to the contents of any contract or other document referred to are not necessarily complete and in each instance we refer you to the copy of the contract or other document filed as an exhibit to the registration statement, each such statement being qualified in all respects by such reference.

   For further information with respect to us and the securities offered pursuant to this prospectus, we refer you to the registration statement, exhibits and schedules. A copy of the registration statement may be inspected by anyone without charge at the public reference facilities maintained by the SEC in Room 1024, 450 Fifth Street, N.W., Washington, D.C. 20549; the Chicago Regional Office, Suite 1400, 500 West Madison Street, Citicorp Center, Chicago, Illinois 60661; and the New York Regional Office, Suite 1300, 7 World Trade Center, New York, New York 10048. Copies of all or any part of the registration statement may be obtained from the Public Reference Section of the SEC at 450 Fifth Street, N.W., Washington, D.C. 20549, upon payment of the prescribed fees. The public may obtain information on the operation of the Public Reference Room by calling the SEC at 1-800-SEC-0330. The registration statement is also available through the SEC's website at the following address: http://www.sec.gov.

                           ABOUT THIS PROSPECTUS

   This prospectus is part of a registration statement that we filed with the Securities and Exchange Commission utilizing a "shelf" registration process. Under this shelf process, we may sell any combination of the securities offered pursuant to this prospectus in one or more offerings up to a total dollar amount of $500 million. This prospectus provides you with a general description of the securities that we may offer. Each time we sell securities, we will provide a prospectus supplement that will contain specific information about the terms of that offering. The prospectus supplement may also add, update or change information contained in this prospectus. You should read both this prospectus and any prospectus supplement together with additional information described under the heading "Where You Can Find More Information." Summaries of agreements or other documents in this prospectus are not necessarily complete. Please refer to the exhibits to the registration statement for complete copies of these documents.

                INCORPORATION OF CERTAIN DOCUMENTS BY REFERENCE

   The SEC allows us to incorporate by reference the information we file with it, which means that we can disclose important information to you by referring you to those documents. The information incorporated by reference is considered to be part of this prospectus and information we file later with the SEC will automatically update and supersede this information. We incorporate by reference the documents listed below and any future filings made by us with the SEC under Sections 13(a), 13(c), 14, or 15(d) of the Securities Exchange Act of 1934 until the sale of all of the securities that are part of this offering. The documents we are incorporating by reference are as follows:

  .  our Annual Report on Form 10-K for the year ended December 31, 2000;

  . Amendment No. 1 and Amendment No. 2 to our Annual Report on Form 10-K for the year ended December 31, 2000;

  .  our Quarterly Report on Form 10-Q for the quarter ended March 31, 2001;

  . our Current Report on Form 8-K, dated January 5, 2001, filed with the SEC on January 22, 2001;

  . the Amendment to our Current Report on Form 8-K, dated January 5, 2001, filed with the SEC on March 23, 2001;

  . our Current Report on Form 8-K, dated February 1, 2001, filed with the SEC on February 12, 2001;

  . Item 5 and Item 7 of our Current Report on Form 8-K, dated January 26, 2001, filed with the SEC on January 29, 2001; and

  . the description of our Class A common stock contained in our registration statement on Form 8-A, including any amendments or reports filed for the purpose of updating that description.

   Any statement contained in a document that is incorporated by reference will be modified or superseded for all purposes to the extent that a statement contained in this prospectus (or in any other document that is subsequently filed with the SEC and incorporated by reference) modifies or is contrary to that previous statement. Any statement so modified or superseded will not be deemed a part of this prospectus except as so modified or superseded.

   You may request a copy of these filings at no cost by writing or telephoning our investor relations department at the following address and number:

    Insight Communications Company, Inc.
    810 Seventh Avenue
    New York, New York 10020
    (917) 286-2300

++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++
+The information in this prospectus is not complete and may be changed. We may + +not sell these securities until the registration statement filed with the + +Securities and Exchange Commission is effective. This prospectus is not an + +offer to sell these securities and we are not soliciting offers to buy these +
+securities in any state where the offer or sale is not permitted.             +
++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++

                              [RESALE PROSPECTUS]

                    Subject to Completion--May 30, 2001

Prospectus                                                                [Logo]

                      Insight Communications Company, Inc.

                              Class A Common Stock

                                 ------------

  The person named on page 3 of this prospectus, whom we call the selling stockholder, may use this prospectus to offer and sell from time to time up to 5,000,000 shares of our Class A common stock. Our registration of the offered shares does not mean that the selling stockholder will offer or sell any of these shares. We will receive no proceeds of any sales of the offered shares by the selling stockholder.

  Our Class A common stock is quoted on The Nasdaq National Market under the
symbol "ICCI." On May   , 2001, the last reported sale price on The Nasdaq
National Market for our Class A common stock was $    .

  This investment involves risks. See "Risk Factors" on page 3.

  Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved these securities or determined if this prospectus is truthful or complete. It is illegal for any person to tell you otherwise.

                                     [Date]

                               Table of Contents

                              Page
                              ----
Summary.....................    1
Risk Factors................    3
Forward Looking Statements..    3
Use of Proceeds.............    3
Selling Stockholder.........    3
Plan of Distribution........    4

                            Page
                            ----
Legal Matters..............   5
Experts....................   5
Where You Can Find More
 Information...............   5
Incorporation of Certain
 Documents by Reference....   6

                                    SUMMARY

   The following summary does not contain all the information that may be important to you in making a decision to purchase our Class A common stock. For a more complete understanding of us and our Class A common stock, we encourage you to read the entire prospectus, the prospectus supplement and the documents incorporated by reference.

                                    Overview

General

   We are the eighth largest cable television system operator in the United States based on customers served. We currently serve approximately 1.4 million customers, 99% of which are concentrated in the four contiguous states of Indiana, Kentucky, Illinois and Ohio. In addition to its geographic concentration, our communications network is tightly-grouped, or "clustered," with approximately 95% of our customers served from thirteen headends after giving effect to the network upgrades expected to be substantially completed during 2001. As a result, the amount of capital necessary to deploy new and enhanced products and services is significantly reduced on a per home basis because of the large number of customers served by a single headend. A headend processes signals received for distribution to customers over our network. Clustering enables us to efficiently deploy a bundled suite of entertainment, information and communications services. This combination of geographic concentration and clustering has enabled us to lead the cable television industry in offering, under the Insight Digital brand, a complete bundle of interactive digital video, high-speed data access and telephone services. We are a public company and our Class A common stock is listed on The Nasdaq National Market under the symbol "ICCI." Our experienced senior management team and members of their families own, in the aggregate, over 15% of our common stock.

   Insight Midwest, L.P. is a partnership owned 50% by us and 50% by an indirect subsidiary of AT&T Broadband, LLC, which is a subsidiary of AT&T Corp. Insight Midwest owns systems serving approximately 1.3 million of our customers. Our 50% interest in Insight Midwest constitutes substantially all of our operating assets. We serve as manager of all of Insight Midwest's systems. We also manage additional systems in Indiana and Kentucky owned by an affiliate of AT&T Broadband serving approximately 121,200 customers for which we receive a management fee equal to 3% of the gross revenues of those systems.

   As a result of our upgrade efforts, as of the end of 2000, we estimate that 94% of our customers (other than those served by our newly acquired Illinois systems) were passed by our upgraded network, which enables delivery of an advanced suite of entertainment, information and communications services, including our interactive digital video, high-speed data access and telephone services. Upon completion of our planned network upgrades during 2001, over 99% of our customers (other than customers served by the recently acquired Illinois systems) will be served by the upgraded network. We expect that the upgrade of the new Illinois systems will be completed during 2002.

   To facilitate delivery of telephone services, we have entered into a ten-year agreement with AT&T Broadband that will allow Insight Midwest to deliver to our customers local telephone service under the AT&T Digital brand. Under the terms of the agreement, Insight Midwest will lease for a fee certain capacity on our network to AT&T Broadband. Insight Midwest will provide certain services and support for which it will receive additional payments. The capital required to deploy telephone services over our networks will be shared, with AT&T Broadband responsible for switching and transport facilities. We believe that we will be able to achieve higher penetration levels by marketing our telephone services under the AT&T brand and leveraging AT&T's telephone expertise with our strong local presence and established customer relationships.

   Recognizing the opportunities presented by newly available products and services, the strength of our market characteristics and favorable changes in the regulatory environment, we deployed a strategy to become a competitive, full service provider of entertainment, information and communications services for the communities served by our networks. We intend to capitalize on our highly clustered cable television systems to economically upgrade the technological capabilities of our broadband networks in order to deploy enhanced new services.

   We believe that an integrated package of existing multi-channel video, new and enhanced products and services, such as interactive digital video, including video-on-demand or near video-on-demand, high-speed Internet access and telephone services, coupled with our commitment to locally focused customer service, will enhance our ability to acquire and retain customers in a competitive environment while increasing revenues per customer. To augment this growth, we will continue to seek strategic acquisitions that fit our clustering and operating strategy.

   Our principal offices are located at 810 Seventh Avenue, New York, New York 10019, and our telephone number is (917) 286-2300.

                               RISK FACTORS

   We are incorporating by this reference the section entitled "Risk Factors" which is set forth in Item 7 of our Annual Report on Form 10-K, as amended, for the year ended December 31, 2000.

                        FORWARD-LOOKING STATEMENTS

   Some of the information in this prospectus contains forward-looking statements that involve substantial risks and uncertainties. You can identify these statements by forward-looking words such as "may," "will," "expect," "anticipate," "believe," "estimate" and "continue" or similar words. You should read statements that contain these words carefully because they:

  .  discuss our future expectations;

  . contain projections of our future results of operations or of our financial condition; or

  .  state other "forward-looking" information.

   We believe it is important to communicate our expectations to our investors. However, there may be events in the future that we are not able to accurately predict or over which we have no control. The risk factors listed in this prospectus and the documents incorporated by reference, as well as any other cautionary language in this prospectus, provide examples of risks, uncertainties and events that may cause our actual results to differ materially from the expectations we describe in our forward-looking statements. You should be aware that the occurrence of the events described in these risk factors and elsewhere in this prospectus could have a material adverse effect on our business, operating results and financial condition.

                                USE OF PROCEEDS

   We will not receive any proceeds from the sale of our Class A common stock offered by the selling stockholder.

                              SELLING STOCKHOLDER

   This prospectus relates to our registration, for the account of the selling stockholder indicated below, of an aggregate of 5,000,000 shares of our Class A common stock.

                         Shares of Class A                     Shares of Class A
                           Common Stock     Shares of Class A    Common Stock
                           Beneficially       Common Stock       Beneficially
                            Owned Prior        Offered By         Owned After
                            To Offering    Selling Stockholder     Offering
        Name of          ----------------- ------------------- -----------------
  Selling Stockholder     Number   Percent       Number         Number   Percent
  -------------------     ------   ------- ------------------- --------- -------
Vestar Capital Partners
 III, L.P............... 9,921,723  16.5%       5,000,000      4,921,723   9.9%

   Vestar's investment in us was made in January 1998 in connection with the acquisition of our Rockford, Illinois system. The investment was part of a $50 million private placement of Class B partnership units in our subsidiary, Insight Communications Company, L.P., resulting in Vestar and the other Class B partners owning in the aggregate 45% of our subsidiary's fully diluted equity. The Class B units held by Vestar were exchanged for shares of our common stock in July 1999 in connection with our initial public offering.

   In connection with the exchange of Vestar's partnership units for shares of our common stock, we entered into a securityholders agreement with Vestar which provides Vestar with certain registration rights with respect to their shares and also provides that we, Sidney R. Knafel (Chairman of the Board of our company) and trusts for the benefit of his children, Michael S. Willner (President, Chief Executive Officer and a director of our company), Kim D. Kelly (Executive Vice President, Chief Financial and Operating Officer and a director of our company) and all of the members of management holding shares of our Class B common stock would cause the election of two directors designated by Vestar so long as Vestar continues to own at least 25% of the common stock it currently owns, and one such director so long as Vestar continues to own at least 15% of such common stock. Prakash A. Melwani and Daniel S. O'Connell have been so designated by Vestar and are currently serving on our board of directors.

   We believe, based on information supplied by the selling stockholder, that the selling stockholder has sole voting and investment power with respect to all shares of Class A common stock which it beneficially owns. Mr. Melwani is a managing director of Vestar and Mr. O'Connell is the chief executive officer of Vestar and as such hold voting and investment power over the shares being sold by Vestar. The last column in the table above assumes the sale of all of the Class A common stock offered by the selling stockholder.

                              PLAN OF DISTRIBUTION

   The sale of the selling stockholder's shares may be effected from time to time in transactions, which may include block transactions by or for the account of the selling stockholder, in The Nasdaq National Market or in negotiated transactions, or through the writing of options on the selling stockholder's shares, a combination of these methods of sale, or otherwise. Sales may be made at fixed prices which may be changed, at market prices prevailing at the time of sale, or at negotiated prices.

   The selling stockholder may effect the transactions by selling its shares directly to purchasers, through broker-dealers acting as agents for the selling stockholder, or to broker-dealers who may purchase shares as principals and thereafter sell the selling stockholder's shares from time to time in The Nasdaq National Market, in negotiated transactions, or otherwise. In effecting sales, brokers and dealers engaged by the selling stockholder may arrange for other broker-dealers to participate in the resales. The selling stockholder may enter into hedging transactions with broker-dealers, and in connection with these transactions, broker-dealers may engage in short sales of the shares. The selling stockholder may also sell shares short and deliver these shares to close out its short positions. The selling stockholder may also enter into option or other transactions with broker-dealers that involve the delivery of these shares to the broker-dealers, who may then resell or otherwise transfer such shares. The selling stockholder may also pledge these shares to a broker-dealer who, upon a default, may sell or otherwise transfer these shares.

   These broker-dealers, if any, may receive compensation in the form of discounts, concessions or commissions from the selling stockholder and/or the purchaser for whom such broker-dealers may act as agents or to whom they may sell as principals or both, which compensation as to a particular broker-dealer may be in excess of customary commissions.

   The selling stockholder and broker-dealers, if any, acting in connection with these sales might be deemed to be "underwriters" within the meaning of section 2(11) of the Securities Act of 1933. Any commission they receive and any profit upon the resale of the securities might be deemed to be underwriting discounts and commissions under the Securities Act.

   We have advised the selling stockholder that during such time as it may be engaged in a distribution of the common stock covered by this prospectus it is required to comply with Regulation M promulgated under the Securities Exchange Act of 1934. With certain exceptions, Regulation M precludes the selling stockholder, any affiliated purchasers, and any broker-dealer or other person who participates in such distribution from bidding for or purchasing, or attempting to induce any person to bid for or purchase any security which is the subject of the distribution until the entire distribution is complete. Regulation M also prohibits any bids or purchases made in order to stabilize the price of a security in connection with the distribution of that security. All of the foregoing may affect the marketability of our common stock.

   Sales of a substantial number of shares of Class A common stock by the selling stockholder, or the perception that sales could occur, could adversely affect the market price for shares of our Class A common.

   Any securities covered by this prospectus that qualify for sale pursuant to Rule 144 under the Securities Act may be sold under that Rule rather than pursuant to this prospectus.

   There can be no assurance that the selling stockholder will sell any or all of the shares of Class A common stock covered by this prospectus.

                                 LEGAL MATTERS

   The validity of the securities covered by this prospectus will be passed upon by Sonnenschein Nath & Rosenthal, New York, New York.

                                    EXPERTS

   The consolidated financial statements of Insight Communications Company, Inc. appearing in Insight Communications Company, Inc.'s Annual Report (Form 10-K/A-2) for the year ended December 31, 2000 and the financial statements of Insight Communications of Central Ohio, LLC appearing in Insight Communications Company, Inc.'s Current Report on Form 8-K/A-1 dated January 5, 2001, have been audited by Ernst & Young LLP, independent auditors, as set forth in their reports thereon included therein and incorporated herein by reference. Such financial statements are incorporated herein by reference in reliance upon such reports given on the authority of such firm as experts in accounting and auditing.

   The combined financial statements of the AT&T Insight Midwest Systems as of December 31, 2000 and 1999 and for the years ended December 31, 2000 and for the period from March 31, 1999 to December 31, 1999 ("New Insight") and for the period from January 1, 1999 to February 28, 1999 ("Old Insight"), have been incorporated by reference in this prospectus and elsewhere in the registration statement in reliance upon the reports of KPMG LLP, independent public accountants, incorporated by reference herein, and upon the authority of said firm as experts in accounting and auditing.

   The KPMG report dated October 11, 2000 contains an explanatory paragraph that states that effective March 9, 1999, AT&T Corp., the owner of the assets comprising New Insight, acquired Tele-Communications, Inc., the owner of the assets comprising Old Insight, in a business combination accounted for as a purchase. As a result of the acquisition, the combined financial information for the periods after the acquisition is presented on a different basis than that for period before the acquisition and, therefore, is not comparable.

   The consolidated financial statements of InterMedia Capital Partners VI, L.P. incorporated in this prospectus by reference to Amendment No. 1 to the Current Report on Form 8-K of Insight Communications Company, Inc., dated January 5, 2001, have been so incorporated in reliance on the report of PricewaterhouseCoopers LLP, independent accountants, given on the authority of said firm as experts in auditing and accounting.

                      WHERE YOU CAN FIND MORE INFORMATION

   We have filed a registration statement on Form S-3 with the SEC relating to the Class A common stock being offered pursuant to this prospectus. This prospectus does not contain all of the information set forth in the registration statement and the exhibits and schedules to the registration statement. Statements contained in this prospectus as to the contents of any contract or other document referred to are not necessarily complete and in each instance we refer you to the copy of the contract or other document filed as an exhibit to the registration statement, each such statement being qualified in all respects by such reference.

   For further information with respect to us and the Class A common stock, we refer you to the registration statement, exhibits and schedules. A copy of the registration statement may be inspected by anyone without charge at the public reference facilities maintained by the SEC in Room 1024, 450 Fifth Street, N.W., Washington, D.C. 20549; the Chicago Regional Office, Suite 1400, 500 West Madison Street, Citicorp Center, Chicago, Illinois 60661; and the New York Regional Office, Suite 1300, 7 World Trade Center, New York, New York 10048. Copies of all or any part of the registration statement may be obtained from the Public Reference Section of the SEC at 450 Fifth Street, N.W., Washington, D.C. 20549, upon payment of the prescribed fees. The public may obtain information on the operation of the Public Reference Room by calling the SEC at 1-800-SEC-0330. The registration statement is also available through the SEC's website at the following address: http://www.sec.gov.

                INCORPORATION OF CERTAIN DOCUMENTS BY REFERENCE

   The SEC allows us to incorporate by reference the information we file with it, which means that we can disclose important information to you by referring you to those documents. The information incorporated by reference is considered to be part of this prospectus and information we file later with the SEC will automatically update and supersede this information. We incorporate by reference the documents listed below and any future filings made by us with the SEC under Sections 13(a), 13(c), 14, or 15(d) of the Securities Exchange Act of 1934 until the sale of all of the securities that are part of this offering. The documents we are incorporating by reference are as follows:

  .  our Annual Report on Form 10-K for the year ended December 31, 2000;

  . Amendment No.1 and Amendment No.2 to our Annual Report on Form 10-K for the year ended December 31, 2000;

  .  our Quarterly Report on Form 10-Q for the quarter ended March 31, 2001;

  . our Current Report on Form 8-K, dated January 5, 2001, filed with the SEC on January 22, 2001;

  . the Amendment to our Current Report on Form 8-K, dated January 5, 2001, filed with the SEC on March 23, 2001;

  . our Current Report on Form 8-K, dated February 1, 2001, filed with the SEC on February 12, 2001;

  . Item 5 and Item 7 of our Current Report on Form 8-K, dated January 26, 2001, filed with the SEC on January 29, 2001; and

  . the description of our Class A common stock contained in our registration statement on Form 8-A, including any amendments or reports filed for the purpose of updating that description.

   Any statement contained in a document that is incorporated by reference will be modified or superseded for all purposes to the extent that a statement contained in this prospectus (or in any other document that is subsequently filed with the SEC and incorporated by reference) modifies or is contrary to that previous statement. Any statement so modified or superseded will not be deemed a part of this prospectus except as so modified or superseded.

   You may request a copy of these filings at no cost by writing or telephoning our investor relations department at the following address and number:

       Insight Communications Company, Inc.
       810 Seventh Avenue
       New York, New York 10020
       (917) 286-2300

                                    PART II

                     INFORMATION NOT REQUIRED IN PROSPECTUS

Item 14. Other Expenses of Issuance and Distribution

   The following table sets forth various expenses which will be incurred in connection with this offering as it relates to this Registration Statement:

      Filing Fee...................................................... $156,094
      Legal Fees and Expenses.........................................   25,000
      Accounting Fees and Expenses....................................   15,000
      Printing Expenses...............................................   50,000
      Miscellaneous Expenses..........................................   53,906
                                                                       --------
        Total......................................................... $300,000
                                                                       ========

Item 15. Indemnification of Directors and Officers

   Section 145 of the Delaware General Corporation Law provides that a corporation may indemnify directors and officers as well as other employees and individuals against expenses (including attorneys' fees), judgments, fines and amounts paid in settlement actually and reasonably incurred by such person in connection with any threatened, pending or completed actions, suits or proceedings in which such person is made a party by reason of such person being or having been a director, officer, employee of or agent to the Registrant. The statute provides that it is not exclusive of other rights to which those seeking indemnification may be entitled under any by-law, agreement, vote of stockholders or disinterested directors or otherwise.

   The Registrant's by-laws provides for indemnification by the Registrant of any director or officer (as such term is defined in the by-laws) of the Registrant who is or was a director of any of its subsidiaries, or, at the request of the Registrant, is or was serving as a director or officer of, or in any other capacity for, any other enterprise, to the fullest extent permitted by law. The by-laws also provide that the Registrant shall advance expenses to a director or officer and, if reimbursement of such expenses is demanded in advance of the final disposition of the matter with respect to which such demand is being made, upon receipt of an undertaking by or on behalf of such director or officer to repay such amount if it is ultimately determined that the director or officer is not entitled to be indemnified by the Registrant. To the extent authorized from time to time by the board of directors of the Registrant, the Registrant may provide to any one or more employees of the Registrant, one or more officers, employees and other agents of any subsidiary or one or more directors, officers, employees and other agents of any other enterprise, rights of indemnification and to receive payment or reimbursement of expenses, including attorneys' fees, that are similar to the rights conferred in the by-laws of the Registrant on directors and officers of the Registrant or any subsidiary or other enterprise. The by-laws do not limit the power of the Registrant or its board of directors to provide other indemnification and expense reimbursement rights to directors, officers, employees, agents and other persons otherwise than pursuant to the by-laws. The Registrant intends to enter into agreements with certain directors, officers and employees who are asked to serve in specified capacities at subsidiaries and other entities.

   Section 102(b)(7) of the Delaware General Corporation Law permits a corporation to provide in its certificate of incorporation that a director of the corporation shall not be personally liable to the corporation or its stockholders for monetary damages for breach of fiduciary duty as a director, except for liability (i) for any breach of the director's duty of loyalty to the corporation or its stockholders, (ii) for acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law,(iii) for payments of unlawful dividends or unlawful stock repurchases or redemptions, or (iv) for any transaction from which the director derived an improper personal benefit. The Registrant's certificate of incorporation provides for such limitation of liability.

   The Registrant maintains policies of insurance under which its directors and officers will be insured, within the limits and subject to the limitations of the policies, against certain expenses in connection with the defense of, and certain liabilities which might be imposed as a result of, actions, suits or proceedings to which they are parties by reason of being or having been such directors or officers.

Item 16. Exhibits and Financial Statement Schedules

 Exhibit
 Number                          Description of Exhibit
 -------                         ----------------------
  4.1    Restated Certificate of Incorporation of Registrant (1)

  4.2    Bylaws of Registrant (1)

  4.3 Form of certificate evidencing shares of Class A common stock of Registrant (1)

  5.1 Opinion of Sonnenschein Nath & Rosenthal relating to shares of Class A common stock which may be sold from time to time pursuant to Rule
         415(a)(1)(i) of the Securities Act of 1933 (2)

  5.2 Opinion of Sonnenschein Nath & Rosenthal relating to securities which may be sold from time to time pursuant to Rule 415(a)(1)(x) of the Securities Act of 1933 (2)

 23.1    Consent of Ernst & Young LLP

 23.2    Consent of KPMG LLP

 23.3    Consent of PricewaterhouseCoopers LLP

 23.4 Consent of Sonnenschein Nath & Rosenthal (contained in their opinion included under Exhibit 5.1) (2)

 23.5 Consent of Sonnenschein Nath & Rosenthal (contained in their opinion included under Exhibit 5.2) (2)

 24.1 Power of Attorney (comprises a portion of the signature page to this Registration Statement (3)

--------
(1) Filed as an exhibit to the Registration Statement on Form S-1 (File No. 333-78293) of Registrant and incorporated herein by reference.
(2)  To be filed by amendment.

(3)  Previously filed with this Registration Statement.

Item 17. Undertakings

   The undersigned Registrant hereby undertakes:

     (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

       (i) To include any prospectus required by Section 10(a)(3) of the Securities Act;

       (ii) To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated offering range may be reflected in the form of prospectus filed with the SEC pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than a 20% change in the maximum aggregate offering price set forth in the "Calculation of Registration Fee" table in the effective registration statement; and

       (iii) To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement;

  provided, however, that paragraphs (1)(i) and (1)(ii) herein do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed with or furnished to the SEC by the Registrant pursuant to Section 13 or Section 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in this Registration Statement;

     (2) That, for the purpose of determining any liability under the Securities Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof;

     (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

   The undersigned Registrant hereby undertakes that, for purposes of determining any liability under the Securities Act, each filing of the Registrant's annual report pursuant to Section 13(a) or 15(d) of the Exchange Act that is incorporated by reference in this Registration Statement shall be deemed to be a new registration statement relating to the securities offered herein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

   That for purposes of determining any liability under the Securities Act of 1933, the information omitted from the form of prospectus filed as part of this registration statement in reliance upon Rule 430A and contained in a form of prospectus filed by Registrant pursuant to Rule 424(b)(1) or (4) or 497(h) under the Securities Act shall be deemed to be part of this registration statement as of the time it was declared effective.

   The undersigned registrant hereby undertakes to file an application for the purpose of determining the eligibility of the trustee to act under subsection
(a) of Section 310 of the Trust Indenture Act of 1939 (the "Trust Indenture Act") in accordance with the rules and regulations prescribed by the Securities and Exchange Commission under Section 305(b)(2) of the Trust Indenture Act.

   Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers, and controlling persons of the Registrant pursuant to Item 15 of Part II of the registration statement, or otherwise, the Registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer or controlling person of the Registrant in the successful defense of any action suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

                                   SIGNATURES

   In accordance with the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements of filing on Form S-3 and has duly caused this Amendment to the Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of New York, State of New York, on May 25, 2001.

                                          Insight Communications Corporation

                                                          /s/ Michael S. Willner
                                                 By: _______________________________________
                                                             Michael S. Willner
                                                    President and Chief Executive Officer

   In accordance with the requirements of the Securities Act of 1933, this Amendment to the Registration Statement was signed by the following persons in the capacities and on the dates stated.

                 Signature                            Title                  Date
                 ---------                            -----                  ----

                     *                      Chairman of the Board        May 25, 2001
___________________________________________
             Sidney R. Knafel

          /s/ Michael S. Willner            President, Chief Executive   May 25, 2001
___________________________________________  Officer and Director
            Michael S. Willner               (Principal Executive
                                             Officer )

             /s/ Kim D. Kelly               Executive Vice President,    May 25, 2001
___________________________________________  Chief Financial and
               Kim D. Kelly                  Operating Officer and
                                             Director (Principal
                                             Financial and Accounting
                                             Officer)

                     *                      Director                     May 25, 2001
___________________________________________
            Thomas L. Kempner

                     *                      Director                     May 25, 2001
___________________________________________
             James S. Marcus

                     *                      Director                     May 25, 2001
___________________________________________
            Prakash A. Melwani

                     *                      Director                     May 25, 2001
___________________________________________
            Daniel S. O'Connell

--------

* Kim D. Kelly, pursuant to Powers of Attorney (executed by each of the officers and directors listed above), by signing her name hereto does hereby sign and execute this Amendment to the Registration Statement on behalf of each of the persons referenced above.

May 25, 2001                                      /s/ Kim D. Kelly
                                          _____________________________________